LSB INDUSTRIES, INC.
                       16 South Pennsylvania Avenue
                            Post Office Box 754
                         Oklahoma City, OK  73101



                 Notice of Annual Meeting of Stockholders
                          To Be Held June 1, 1995


To the Stockholders of
LSB Industries, Inc.

      The Annual Meeting of the Stockholders of LSB Industries, Inc. (the "Company") will take place at the Company's financial center located at 4000 Northwest 39th Expressway, Oklahoma City, Oklahoma, on Thursday, June 1, 1995, at 11:30 a.m. (CST), for the purpose of considering and acting upon the following matters:

      (1)   The election of 3 nominees to the Board of Directors;

      (2)   The approval of the selection of independent auditors;

      (3) Any other business which properly may come before the meeting or any adjournment of the meeting.

      The Board of Directors has fixed the close of business on April 27, 1995, as the record date for the determination of holders of the voting common stock and voting preferred stock of the Company entitled to receive notice of, and to vote at, the Annual Meeting.

      To ensure the presence of a quorum at the Annual Meeting, please sign and promptly return the enclosed Proxy Card in the accompanying self-addressed envelope, which requires no postage if mailed in the United States.

      The Company is distributing its 1994 Annual Report to Stockholders with the enclosed proxy soliciting material.


                                    By order of the Board of Directors



                                    David M. Shear
                                    Secretary


Oklahoma City, Oklahoma
May 5, 1995

                            LSB INDUSTRIES, INC.
                           16 South Pennsylvania
                            Post Office Box 754
                         Oklahoma City, OK  73101


                            PROXY STATEMENT FOR
                      ANNUAL MEETING OF STOCKHOLDERS


                          To Be Held June 1, 1995

                          SOLICITATION OF PROXIES


Solicitation. This Proxy Statement is solicited on behalf of the Board of Directors of LSB Industries, Inc. (the "Company") and is hereby furnished to the stockholders of the Company to solicit their proxies for use at the Annual Meeting of Stockholders to take place on Thursday, June 1, 1995, at 11:30 a.m. at the Company's financial center located at 4000 Northwest 39th Expressway, Oklahoma City, Oklahoma 73112 (the "Annual Meeting"). The Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional compensation therefore. The Company will bear all of the costs of preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies. The Company has also retained the services of Kissel-Blake Inc. to aid in the solicitation of proxies for a fee of $3,000, plus reasonable out-of-pocket expenses incurred by them.

Reimbursement of Expenses. The Company will reimburse any bank, broker-dealer, or other custodian, nominee or fiduciary for its reasonable expenses incurred in completing the mailing of proxy materials to the beneficial owners of the Company's voting common stock and voting preferred stock.

Revocation of Proxy. Any stockholder giving his or her proxy may revoke it at any time before its exercise by notifying the Secretary of the Company, by telegraph or in writing.

Mailing of Proxy Statement and Proxy Card. This Proxy Statement and the Proxy Card are being first sent to the stockholders of the Company on or about May 5, 1995.

Stockholder Proposals. In order for the Company to include a stockholder proposal in the proxy materials for the Company's 1996 Annual Meeting of Stockholders, a stockholder must deliver the proposal in writing to the Secretary of the Company no later than January 6, 1996.


                     SECURITIES AND PRINCIPAL HOLDERS


Record Date and Voting Securities. Only the record holders of shares of the voting common stock and voting preferred stock of the Company as of the close of business on April 27, 1995 (the "Record Date"), will have the right to receive notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had the following shares of voting common stock and voting preferred stock issued and outstanding; (a) 13,140,023 shares of common stock (excluding 1,574,604 shares held in treasury); (b) 1,588 shares of Convertible Noncumulative Preferred Stock; and (c) 20,000 shares of Series B 12% Cumulative Convertible Preferred Stock. Each stockholder of record, as of the Record Date, will have one vote for each share of voting common stock and voting preferred stock of the Company (or one-half of one vote for each fractional one-half share of the Convertible Noncumulative Preferred Stock) that the stockholder owned as of the Record Date. All shares of voting common stock and voting preferred stock will vote together as a single class on all matters coming before the Annual Meeting, and a majority of all of the outstanding shares of voting common stock and voting preferred stock of the Company, represented as a single class, entitled to notice of, and to vote at, the Annual Meeting, represented in person or by proxy, will constitute a quorum for the meeting.

      Pursuant to the General Corporation Law of the State of Delaware, only votes cast "For" a matter constitute affirmative votes, except proxies in which the stockholder fails to make a specification as to whether he votes "For", "Against", "Abstains" or "Withholds" as to a particular matter shall be considered as a vote "For" that matter. Votes will be tabulated by an inspector of election appointed by the Company's Board of Directors. Votes in which the stockholder specifies that he is "Withholding" or "Abstaining" from voting are counted for quorum purposes. Abstentions and broker non-votes are not considered as votes "For" a particular matter.

Security Ownership of Certain Beneficial Owners. The following table shows the total number and percentage of the outstanding shares of the Company's voting common stock and voting preferred stock beneficially owned as of April 27, 1995, with respect to each person (including any "group" as used in Section 13(d)(3) of the Securities Act of 1934, as amended) that the Company knows to have beneficial ownership of more than five percent (5%) of the Company's voting common stock and voting preferred stock. A person is deemed to be the beneficial owner of voting shares of common stock of the Company which he or she could acquire within sixty (60) days of April 1, 1995, such as upon the exercise of options.

      Because of the requirements of the Securities and Exchange Commission as to the method of determining the amount of shares an individual or entity may beneficially own, the amounts shown below for an individual or entity may include shares also considered beneficially owned by others.

                                                   Amounts
Name and Address               Title              of Shares           Percent
      of                        of              Beneficially             of
Beneficial Owner               Class                Owned(1)           Class
- ----------------              -------           ---------------        ------
Jack E. Golsen and            Common            3,777,276 (3)(5)(6)     27.2%
members of his family(2)      Voting Preferred     20,000 (4)(6)        92.3%

Riverside Capital
Advisors, Inc.                Common              901,373 (7)            6.7%

- -------------------------------------

      (1) The Company based the information with respect to beneficial ownership on information furnished by the above-named individuals or entities or contained in filings made with the Securities and Exchange Commission or the Company's records.

      (2) Includes Jack E. Golsen and the following members of his family: wife, Sylvia H. Golsen; son, Barry H. Golsen (a Director, Vice Chairman of the Board of Directors and President of the Environmental Control Business of the Company); son, Steven J. Golsen (Executive Officer of several subsidiaries of the Company), and daughter, Linda F. Rappaport. The address of Jack E. Golsen, Sylvia H. Golsen and Linda F. Rappaport is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107; Barry H. Golsen's address is 5000 S.W. Seventh Street, Oklahoma City, Oklahoma 73125; and Steven J. Golsen's address is 7300 S.W. 44th Street, Oklahoma City, Oklahoma 73179.

      (3) Includes (a) the following shares that Jack E. Golsen ("J. Golsen") has the sole voting and investment power: (i) 89,028 shares that he owns of record, (ii) 33,000 shares that he has the right to acquire within sixty (60) days under a non-qualified stock option, (iii) 4,000 shares that he has the right to acquire upon conversion of a promissory note, (iv) 133,333 shares that he has the right to acquire upon the conversion of 4,000 shares of the Company's Series B 12% Cumulative Convertible Preferred Stock (the "Series B Preferred") owned of record by him, and (v) 25,000 shares that he has the right to acquire within the next sixty (60) days under the Company's stock option plans; (b) 1,168,984 shares owned of record by Sylvia H. Golsen, in which she and her husband, J. Golsen share voting and investment power; (c) 244,563 shares that Barry H. Golsen ("B. Golsen") has the sole voting and investment power, and 5,000 shares that he has the right to acquire within the next sixty (60) days under the Company's stock option plans; (d) 204,934 shares that Steven J. Golsen ("S. Golsen") has the sole voting and investment power and 5,000 shares that he has the right to acquire within the next sixty
(60) days under the Company's stock option plans; (e) 163,460 shares held in trust for the grandchildren of Jack E. and Sylvia H. Golsen of which B. Golsen, S. Golsen and Linda F. Rappaport jointly or individually are trustees;
(f) 82,552 shares owned of record by Linda F. Rappaport, which Mrs. Rappaport has the sole voting and investment power, and (g)(i) 1,041,799 shares owned of record by Golsen Petroleum Corporation ("GPC"), (ii) 533,333 shares that GPC has the right to acquire upon conversion of 16,000 shares of Series B Preferred owned of record by GPC, and (iii) 43,290 shares that GPC has the right to acquire upon conversion of 10,000 shares of $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2 ("Class C Preferred") owned of record by GPC. The outstanding stock of GPC is owned 40% by Sylvia H. Golsen, and 20% by each of B. Golsen, S. Golsen and Linda F. Rappaport, and as a result, GPC, Sylvia H. Golsen, B. Golsen, S. Golsen, and Linda F. Rappaport share the voting and investment power of the shares beneficially owned by GPC. GPC's address is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107.

      (4) Includes: (a) 4,000 shares of Series B Preferred owned of record by J. Golsen, which he has the sole voting and investment power; and (b) 16,000 shares of Series B Preferred owned of record by GPC, in which GPC, J. Golsen, Sylvia H. Golsen, B. Golsen, S. Golsen and Linda F. Rappaport share the voting and investment power.

      (5) Does not include (i) 122,297 shares of common stock that Linda F. Rappaport's husband owns of record and 5,000 shares which he has the right to acquire within the next sixty (60) days under the Company's stock option plans, all of which Linda F. Rappaport disclaims beneficial ownership, and
(ii) 533 shares of common stock that B. Golsen's wife owns of record, which shares B. Golsen disclaims beneficial ownership.

      (6) J. Golsen disclaims beneficial ownership of the shares that B. Golsen, S. Golsen and Linda F. Rappaport each have the sole voting and investment power over as noted in footnote (3) above. B. Golsen, S. Golsen and Linda F. Rappaport disclaim beneficial ownership of the shares that J. Golsen has the sole voting and investment power over as noted in footnotes (3) and (4) and the shares owned of record by Sylvia H. Golsen. Sylvia H. Golsen disclaims beneficial ownership of the shares that J. Golsen has the sole voting and investment power over as noted in footnotes (3) and (4) above.

      (7) Riverside Capital Advisors, Inc. was deemed to beneficially own these shares as a result of having full discretionary investment authority over 13 customers accounts to which it provides investment services. This amount includes 90,850 shares of common stock that may be acquired upon conversion of the Class C Preferred and 103,422 shares of common stock held by affiliates of Riverside Capital Advisors, Inc. who share control of investment decisions made by Riverside Capital Advisors, Inc. The Company has verbally agreed to purchase 250,000 of the Company's common stock beneficially owned by Riverside Capital Advisors, Inc.


Security Ownership of Management. The following table sets forth information obtained from the directors of the Company and the directors and executive officers of the Company as a group as to their beneficial ownership of the Company's voting common stock and voting preferred stock as of April 27, 1995.

      Because of the requirements of the Securities and Exchange Commission as to the method of determining the amount of shares an individual or entity may own beneficially, the amount shown below for an individual may include shares also considered beneficially owned by others. Any shares of stock which a person does not own, but which he or she has the right to acquire within sixty
(60) days of April 1, 1995 are deemed to be outstanding for the purpose of computing the percentage of outstanding stock of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

                                          Amounts of
                                            Shares
   Name of              Title of          Beneficially      Percent of
Beneficial Owner         Class               Owned             Class
- -------------------     --------          ------------      ----------
Raymond B. Ackerman     Common                6,000 (2)         *

Robert C. Brown, M.D.   Common              233,329 (3)        1.8%

Barry H. Golsen         Common            2,031,445 (4)       15.5%
                        Voting Preferred     16,000 (4)       74.0%

Jack E. Golsen          Common            3,071,767 (5)       23.4%
                        Voting Preferred     20,000 (5)       92.5%

David R. Goss           Common              196,585 (6)        1.5%

Bernard G. Ille         Common              115,000 (7)         *

Jerome D. Shaffer, M.D. Common              144,703 (8)        1.1%

Tony M. Shelby          Common              204,728 (9)        1.6%

Clifford L. Thurman     Common               20,333 (10)        *

Directors and           Common            4,613,923 (11)      35.2%
Executive Officers      Voting Preferred     20,000 (11)      92.5%
as a group(11
persons)

- -----------------------------------------

*     Less than 1%.

      (1) The Company based the information with respect to beneficial ownership on information furnished by each director or officer, contained in filings made with the Securities and Exchange Commission, or contained in the Company records.

      (2) Mr. Ackerman has sole voting and investment power of 1,000 of these shares, which shares are held in a trust in which Mr. Ackerman is both the settlor and the trustee and in which he has the vested interest in both the corpus and income. The remaining 5,000 shares of common stock are shares that Mr. Ackerman may acquire pursuant to currently exercisable non-qualified stock options granted to him by the Company.

      (3) The amount shown includes 20,000 shares of common stock that Dr. Brown may acquire pursuant to currently exercisable non-qualified stock options granted to him by the Company. The shares with respect to which Dr. Brown shares the voting and investment power consist of 117,516 shares owned by Dr. Brown's wife, 50,727 shares owned by Robert C. Brown, M.D., Inc., a corporation wholly-owned by Dr. Brown, and 20,086 shares held by the Robert C. Brown M.D., Inc. Employee Profit Sharing Plan, of which Dr. Brown serves as the trustee. The amount shown does not include 57,190 shares directly owned by the children of Dr. Brown, all of which Dr. Brown disclaims beneficial ownership.

      (4) See footnotes (3), (4), and (6) of the table under "Security Ownership of Certain Beneficial Owners" of this Proxy Statement for a description of the amount and nature of the shares beneficially owned by B. Golsen.

      (5) See footnotes (3), (4), and (6) of the table under "Security Ownership of Certain Beneficial Owners" of this Proxy Statement for a description of the amount and nature of the shares beneficially owned by J. Golsen.

      (6) The amount shown includes 8,000 shares that Mr. Goss has the right to acquire within sixty (60) days pursuant to options granted under the Company's ISOs, over which Mr. Goss has the sole voting and investment power. Mr. Goss shares voting and investment power over 2,429 shares owned by Mr. Goss's wife, individually and/or as custodian for Mr. Goss's children and has sole voting and investment power over the balance of the shares.

      (7) The amount includes 20,000 shares that Mr. Ille may purchase pursuant to currently exercisable non-qualified stock options, over which Mr. Ille has the sole voting and investment power. Mr. Ille disclaims beneficial ownership of 70,000 shares owned by Mr. Ille's wife.

      (8) Dr. Shaffer has the sole voting and investment power over these shares, which include 20,000 shares that Dr. Shaffer may purchase pursuant to currently exercisable non-qualified stock options, and 4,329 shares that Dr. Shaffer may acquire upon conversion of 1,000 shares of Class C Preferred owned of record by him.

      (9) Mr. Shelby has the sole voting and investment power over these shares, which include 8,000 shares that Mr. Shelby has the right to acquire within sixty (60) days pursuant to options granted under the Company's ISOs.

      (10) Mr. Thurman has the sole voting and investment power over these shares, which include 5,000 shares that Mr. Thurman may purchase pursuant to currently exercisable non-qualified stock options.

      (11) The amount shown includes 879,456 shares of common stock that officers and directors, or entities controlled by officers and directors of the Company, have the right to acquire within sixty (60) days.


                           ELECTION OF DIRECTORS

GENERAL. The Board of Directors has nominated for reelection to the Board of Directors three (3) directors, each to hold office for a term of three (3) years and until their successors are duly elected. The nominees, Robert C. Brown, M.D., Jack E. Golsen, and Clifford L. Thurman, currently serve as directors of the Company. If any of the nominees become unable or unwilling to accept the election or to serve as a director (an event which the Board of Directors does not anticipate), the person or persons named in the proxy as the proxies will vote for the election of the person or persons recommended by the Board of Directors. The proxies cannot be voted for a greater number of persons than the number of nominees named above.

      The Certificate of Incorporation and Bylaws of the Company provide for the division of the Board of Directors into three (3) classes, each class consisting as nearly as possible of one-third of the whole. The term of office of one class of directors expires each year, with each class of directors elected for a term of three (3) years and until the shareholders elect their qualified successors. Robert C. Brown, M.D., Jack E. Golsen, and Clifford L. Thurman, are presently serving as directors of the Company in the class whose term is expiring as of the Annual Meeting.

      The Company's Bylaws provide that the Board of Directors by resolution from time to time may fix the number of directors that shall constitute the whole Board of Directors. The Bylaws presently provide that the number of Directors may consist of not less than three (3) nor more than nine (9). The Board of Directors currently has set the number of directors at nine (9).

      The Bylaws of the Company further provide that only persons nominated by or at the direction of: (i) the Board of Directors of the Company, or (ii) any stockholder of the Company entitled to vote for the election of the directors that complies with certain notice procedures, shall be eligible for election as a director of the Company. Any stockholder desiring to nominate any person as a director of the Company must give written notice to the Secretary of the Company at the Company's principal executive office not less than fifty (50) days prior to the date of the meeting of stockholders to elect directors; except, if less than sixty (60) days' notice or prior disclosure of the date of such meeting is given to the stockholders, then written notice by the stockholder must be received by the Secretary of the Company not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In addition, if the stockholder proposes to nominate any person, the stockholder's written notice to the Company must provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

      The following table sets forth the name, principal occupation, age, year in which the individual first became a director, and year in which the director's term will expire for each nominee for election as a director at the Annual Meeting and all other directors whose term will continue after the Annual Meeting.

     Name and              First Became
Principal Occupation        A Director      Term Expires          Age
- --------------------       ------------     ------------          ---
Nominees:
- --------
Robert C. Brown, M.D.(1)       1969             1998               64
President of Northwest
Internal Medicine
Associates, Inc.

Jack E. Golsen (2)             1969             1998               66
President, Chief Executive
Officer and Chairman of
the Board of Directors of
the Company

Clifford L. Thurman (3)        1969             1998               76
Investments

Other Directors:
- ---------------
Raymond B. Ackerman (4)        1993             1996               72
Chairman Emeritus of Ackerman
McQueen, Inc.

Bernard G. Ille (5)            1971             1996               68
Investments

Tony M. Shelby (6)             1971             1996               53
Senior Vice President of
Finance and Chief
Financial Officer of the
Company

Barry H. Golsen (7)            1981             1997               44
Vice Chairman of the
Board of Directors of
the Company and President
of the Environmental Control
Business of the Company

David R. Goss (8)              1971             1997               54
Senior Vice President of
Operations of the Company

Jerome D. Shaffer, M.D.(9)     1969             1997               78
Investments
- ----------------------------


(1) Dr. Brown has practiced medicine in Oklahoma City, Oklahoma, for more than five (5) years.

(2) Mr. Jack E. Golsen, founder of the Company, has served in the same capacity for more than five (5) years.

(3) Prior to his retirement from the Company in 1987, Mr. Thurman served as President of the industrial supply operations of the Company's Industrial Products Business for more than five (5) years.

(4) Mr. Ackerman retired in 1992 from Ackerman McQueen, Inc. Prior to his retirement, he served for more than five years as President of Ackerman McQueen, Inc., a public relations and advertising firm, located in Oklahoma.

(5) Mr. Ille served as President and Chief Executive Officer of First Life Assurance Company ("First Life") from May, 1988, through March 31, 1994, when he retired from First Life and from that position. In 1991, First Life was placed in conservatorship by the Oklahoma Department of Insurance and was sold on March 31, 1994. For more than five (5) years prior to that time, Mr. Ille also served as President of United Founders Life Insurance Company. Mr. Ille also serves as a director of Landmark Land Company Inc. ("Landmark"). First Life was a subsidiary of Landmark until such was placed in conservatorship.

(6) Mr. Shelby, a certified public accountant, has served in substantially the same capacity for more than five (5) years.

(7) Mr. Barry H. Golsen was elected as Vice Chairman of the Board of Directors of the Company on August 18, 1994. For more than five (5) years Mr. Golsen has served as a director and the President of the Company's Environmental Control Business.

(8) Mr. Goss, a certified public accountant, has served in substantially the same capacity for the past five (5) years.

(9) Dr. Shaffer retired from the practice of medicine in 1987. Prior to that time, Dr. Shaffer practiced medicine in Oklahoma City, Oklahoma, for more than five (5) years.

      Approval of each nominee for election to the Board of Directors will require the affirmative vote of a plurality of the votes cast by the holders of the voting securities of the Company, voting together as one class.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE
(3) NOMINEES AS DIRECTORS OF THE COMPANY.

FAMILY RELATIONSHIPS. Jack E. Golsen is the father of Barry H. Golsen and the brother-in-law of Robert C. Brown, M.D. Robert C. Brown, M.D. is the uncle of Barry H. Golsen.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS. The Company has an Executive Salary Review Committee and an Audit Committee. The Company does not have a nominating committee. The Board of Directors nominates the nominees for election as directors of the Company.

      The Company's Executive Salary Review Committee has the authority to set the compensation of all officers of the Company. The present members of the Executive Salary Review Committee are Robert C. Brown, M.D., Bernard G. Ille, and Jerome D. Shaffer, M.D. During 1994, the Executive Salary Review Committee had one (1) meeting.

      The Audit Committee's functions include: (a) recommending a public accounting firm for appointment by the Board of Directors for the purpose of conducting the annual audit of the Company; (b) reviewing the recommendations of the auditors regarding internal controls and procedures; (c) reviewing from time to time the Company's general policies and procedures with respect to auditing, accounting, and the application of financial resources; (d) reviewing all other matters and making special inquires and investigations referred to it by the Board of Directors; and (e) making other recommendations to the Board of Directors as the Committee may deem appropriate. The members of the Audit Committee are Bernard G. Ille (Chairman), Jerome D. Shaffer, M.D. and Robert C. Brown, M.D. The Audit Committee held three (3) meetings during 1994.

      The Board of Directors of the Company held eight (8) meetings in 1994. During 1994 no director attended fewer than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT. Based solely on a review of copies of the Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to 1994, or written representations that no such reports were required to be filed with the Securities and Exchange Commission, the Company believes that during 1994 all directors and officers of the Company and beneficial owners of more than ten percent (10%) of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act filed their required Forms 3, 4 or 5, as required by Section 16 (a) of the Exchange Act on a timely basis, except that Clifford L. Thurman filed two (2) late Forms 4 relating to four transactions and Bernard G. Ille filed one (1) late Form 4 relating to one transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.   A subsidiary of the Company,
Hercules Energy Mfg. Corporation ("Hercules"), leases land and a building in Oklahoma City, Oklahoma from Mac Venture, Ltd. ("Mac Venture"), a limited partnership. GPC serves as the general partner of Mac Venture. The limited partners of Mac Venture include GPC and the three children of Jack E. Golsen. See "Security Ownership of Certain Beneficial Owners and Management", for a discussion of the stock ownership of GPC. The land leased by Hercules from Mac Venture consists of a total of 341,000 square feet, with 44,000 square feet in the building. Hercules leases the property from Mac Venture for $7,500 per month under a triple net lease which began as of January 1, 1982, and expires on December 31, 1998. Also, at January 1, 1991, GPC owed Hercules approximately $62,000 for purchases of oilfield equipment in prior years. Beginning in 1991, the balance of $62,000 was payable at the rate of $1,000 per month, and in September 1994, GPC paid this debt in full.

      Northwest Internal Medicine Associates, ("Northwest") a division of Plaza Medical Group., P.C., has an agreement with the Company to perform medical examinations of the management and supervisory personnel of the Company and its subsidiaries. Under such agreement, Northwest is paid $4,000 a month to perform all such examinations. Dr. Robert C. Brown (a director of the Company) is a co-owner of Plaza Medical Group., P.C.

      In 1983, LSB Chemical Corp. ("LSB Chemical"), a subsidiary of the Company, acquired all of the outstanding stock of El Dorado Chemical Company ("EDC") from its then four stockholders ("Ex-Stockholders"). A substantial portion of the purchase price consisted of an earnout based primarily on the annual after-tax earnings of EDC for a ten-year period. During 1989, two of the Ex-Stockholders received LSB Chemical promissory notes for a portion of their earnout, in lieu of cash, totaling approximately $896,000, payable $496,000 in January, 1990, and $400,000 in May, 1995. LSB Chemical agreed to a buyout of the balance of the earnout from the four Ex-Stockholders for an aggregate purchase amount of $1,231,000. LSB Chemical purchased for cash the earnout from two of the Ex-Stockholders and issued multi-year promissory notes totaling $676,000 to the other two Ex-Stockholders. Jack E. Golsen guaranteed LSB Chemical's payment obligation under the promissory notes, which was $400,000 at March 31, 1995.

      In December 1993, the Company's Board of Directors authorized the Company to loan funds to certain executive officers of the Company and certain subsidiaries who incurred unanticipated alternative minimum tax liability as a result of the exercise of the Company's incentive stock options during 1993 ("Loans"). Pursuant to such authorization, the Company made the Loans to the following executive officers of the Company in the following amounts for the purpose of assisting them in their payment of alternative minimum tax liability arising from the exercise of the Company's incentive stock options:
Jack E. Golsen - $290,000; Barry H. Golsen - $270,000; David R. Goss - $461,000; Tony M. Shelby - $400,000; David M. Shear - $56,500; and Jim D.
Jones - $185,000. Each of the Loans was payable on demand at an annual interest rate equal to New York Prime plus 1% and was secured by shares of the Company's common stock acquired by the respective executive officers upon the exercise of such options. The Company also made Loans for the same purposes and on the same terms as described above to Steven J. Golsen, President of one of the Company's subsidiaries, in the amount of $270,000 and Claude L. Rappaport, President of one of the Company's subsidiaries, in the amount of $270,000. Steven J. Golsen and Claude L. Rappaport are also the son and son-in-law, respectively, of Jack E. Golsen, the President and Chairman of the Board of the Company.

      On or before September 26, 1994, Jack E. Golsen, Barry H. Golsen and David M. Shear each paid their respective Loans in full by tendering cash payment to the Company in an amount equal to the outstanding principal and accrued interest owing under their respective loans. The funds used to satisfy such Loans were acquired by Jack E. Golsen, Barry H. Golsen and David
M. Shear upon the sale in open market transactions to Lazard Freres & Company ("Lazard") of the following number of shares of the Company's common stock owned by them at the following sales prices: Sylvia H. Golsen, wife of Jack
E. Golsen, - 92,000 shares at $6.25 per share; Barry H. Golsen - 29,000 shares at $6.25 per share; and David M. Shear and Heidi Brown, his wife, - 9,900 shares at $6.125 per share. Steven J. Golsen, son of Jack E. Golsen, and Claude L. Rappaport, son-in-law of Jack E. Golsen, also paid their respective Loans in full by tendering cash payment to the Company in the amount equal to the outstanding principal and accrued interest owing under their respective Loans. The funds used to satisfy the Loans to Steven J. Golsen and Claude L. Rappaport were acquired by them upon the sale in open market transactions to Lazard of the following number of shares of the Company's common stock owned by them at the following sales prices: Steven J. Golsen - 30,000 shares at $6.25 per share, and Claude L. Rappaport - 31,000 shares at $6.25 per share.

      Pursuant to an understanding between the Company and Lazard, immediately following the open market sales of (i) an aggregate 191,900 shares by Sylvia
H. Golsen, Barry H. Golsen, David M. Shear, Heidi Brown, Steven J. Golsen, and Claude L. Rappaport, described above; (ii) 20,000 shares by Golsen Petroleum Corporation ("GPC") at a sales price of $6.25 per share, and (iii) 25,000 shares by Robert C. Brown, M. D. at a sales price of $6.25 per share, the Company purchased such shares of its common sock from Lazard at purchase prices of $6.25 per share as to 227,000 shares and $6.125 per share as to 9,900 shares, which purchase prices equaled the fair market value of the common stock on the dates of such purchases. The aggregate 236,900 shares acquired by the Company upon such purchase constitute treasury shares of the Company. GPC is wholly owned by Sylvia H. Golsen, wife of Jack E. Golsen, Steven J. Golsen, Barry H. Golsen, and the daughter of Jack E. Golsen.

      On or before October 4, 1994, Messrs. Shelby, Jones, and Goss paid their Loans in full by (i) tendering cash payment to the Company as payment of a portion of such Loans, and (ii) transferring to the Company the number of shares of common stock owned by each of them equal to the remaining outstanding principal and accrued interest owing under such Loans, based on the fair market value of $5.75 per share of common stock on the date of transfer. The number of shares of common stock transferred to the Company by Messrs. Shelby, Jones, and Goss, as described above, was 60,654, 21,458 and 72,892, respectively.

      In 1994, during the period that the Company was negotiating a new working capital line of credit, GPC advanced the Company $175,000 and the MG Revocable Trust advanced the Company $247,000. Each advance was made on a unsecured basis at a rate of interest equal to the base rate of a local bank approximating prime plus 1-3/4% per annum. The Settlor of the MG Revocable Trust is the mother of Jack E. Golsen. These advances and all accrued interest were repaid in full prior to the closing of the new working capital line of credit in December, 1994.


                           EXECUTIVE COMPENSATION
                           AND OTHER INFORMATION


Executive Compensation. The following table shows the aggregate cash compensation which the Company and its subsidiaries paid or accrued to the Chief Executive Officer and each of the other four (4) most highly-paid executive officers of the Company (which includes the President of the Company's Environmental Control Business, who also serves as Vice Chairman of the Board of Directors of the Company and who performs key policy making functions for the Company). The table includes cash distributed for services rendered during 1994, plus any cash distributed during 1994 for services rendered in a prior year, less any amount relating to those services previously included in the cash compensation table for a prior year.


                          Summary Compensation Table
                          --------------------------
                                                            Long-term
                                                             Compen-
                                                             sation
                              Annual Compensation            Awards
                              -------------------           ---------
                                                Other                    All
                                                Annual      Securities  Other
                                                Compen-     Underlying Compen-
  Name and              Salary      Bonus       sation      Stock       sation
  Position        Year    ($)        ($)        ($)(2)      Options     ($)(3)
- --------------    ----  -------     -------     ------     ---------   -------
Jack E. Golsen    1994  429,423     150,000        -       165,000(4)  100,000
Chairman of the   1993  379,615     100,000        -           -          -
Board, President  1992  359,395     160,000(1)     -        50,000        -
and Chief
Executive Officer

Barry H. Golsen   1994  176,769      90,000        -           -       100,000
Vice Chairman of  1993  165,000      60,000        -           -          -
the Board of      1992  168,671     100,000(1)     -        10,000        -
Directors and
President of the
Environmental
Control Business

David R. Goss     1994  146,708      90,000        -           -       100,000
Senior Vice       1993  142,000      60,000        -           -          -
President -       1992  145,099     100,000(1)     -        10,000        -
Operations

Tony M. Shelby    1994  146,708      90,000        -           -       100,000
Senior Vice       1993  142,000      60,000        -           -          -
President/Chief   1992  144,975     100,000(1)     -        10,000        -
Financial Officer

David M. Shear    1994  128,827      40,000        -           -          -
Vice President/   1993  111,846      30,000        -           -          -
General Counsel   1992   98,032      20,000        -        25,000        -

- -------------------------------

      (1)   Includes the following amounts paid in 1992 as bonuses for 1991:
Jack E. Golsen - $60,000; Barry H. Golsen - $40,000; David R. Goss - $40,000; and Tony M. Shelby - $40,000.

      (2) Does not include perquisites and other personal benefits, securities or property provided the named executive officer in any year if the aggregate amount of such compensation for such year does not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer for such year.

      (3) In 1994, the Company paid to Messrs. J. Golsen, B. Golsen, Goss and Shelby a one time fee of $100,000 each for their services as members of the Board of Directors of Equity Bank during the six years that the Company owned that financial business.

      (4) On June 1, 1989, the Company originally granted a nonqualified stock option to purchase 165,000 shares of the Company's common stock at an exercise price of $2.625 per share (the "NQSO"), which on the date of grant was the fair market value of the Company's common stock. Prior to the NQSO's expiration date of June 1, 1994, the Company granted an extension of the option period of the NQSO for an additional five (5) year period, beginning on June 1, 1994, and terminating on June 1, 1999 (the "Extended NQSO"). The Extended NQSO vests and becomes exercisable at twenty percent (20%) per year on June 1, 1995, 1996, and 1997, and the remaining forty percent (40%) becomes exercisable June 1, 1998. The exercise price of the Extended NQSO is $2.625 per share, the same as the original NQSO. The Extended NQSO shall become immediately exercisable in full upon the death of the optionee or a change in control of the Company, and the Board of Directors of the Company may, at its option, accelerate such vesting at any time.

OPTION GRANTS IN 1994. The following table sets forth information relating to individual grants of stock options made to each of the named executive officers in the above Summary Compensation Table during the last fiscal year:

                                                  Potential Realizable Value
                                                    at Assumed Annual Rates
                                                       of Stock Price
                                                        Appreciation
                       Individual Grants               for Option Term(2)
                       -----------------          ---------------------------
                        % of
                        Total
                       Options
                       Granted  Exer-
              Options   Emp-    cise     Expir-
              Granted  loyees   Price    ration
     Name      (#)(1)  in 1994  ($/sh)    Date     0%($)     5%($)     10%($)
- -------------  -------  -----   -----    -------  -------  --------- ---------
Jack E. Golsen 165,000  67.6%   2.625    6/01/99  948,651  1,210,743 1,527,812

- ---------------------------------

(1) See footnote 4 under the above table for Executive Compensation for discussion as to the option granted to Mr. Golsen.

(2) The potential realizable value of each grant of options assumes that the market price of the Company's common stock appreciates in value from the date of grant to the end of the option term at the annualized rates shown above each column. The actual value that the optionee may realize, if any, will depend on the amount by which the market price of the Company's common stock at the time of exercise exceeds the exercise price of the option. There is no assurance that the optionee will receive the amounts estimated in this table. The fair market value of a share of the Company's common stock was $8.375 on the date that the NQSO was extended as discussed in footnote (1) above, and $5.375 on April 27, 1995. Thus, the realizable value of the Extended NQSO on April 27, 1995, was $453,750, which is the difference between the exercise price of the Extended NQSO and the market value of the Company's common stock on April 27, 1995.

AGGREGATED OPTION EXERCISES IN 1994 AND FISCAL YEAR END OPTION VALUES. The following table sets forth information concerning each exercise of stock options by each of the named executive officers during the last fiscal year and the year-end value of unexercised options:

                                                Number of            Value
                                                Securities      of Unexercised
                                                Underlying       In-the-Money
                                                Unexercised       Options at
                                                Options at          FY End
                                                FY End (#)(2)     ($) (2) (3)
                                                ------------     -------------
                     Shares
                    Acquired           Value
                  on Exercise        Realized   Exercisable/      Exercisable
     Name             (#)(1)          ($)       Unexercisable    Unexercisable
- --------------    -----------     -----------   -------------    -------------
Jack E. Golsen         -          $      -       10,000/          $   28,120/
                                                195,000   (4)        682,485

Barry H. Golsen        -                 -       14,000/              62,468/
                                                  6,000               16,872

David R. Goss          -                 -        5,000/              20,875/
                                                  6,000               18,750

Tony M. Shelby         -                 -        5,000/              20,875/
                                                  6,000               18,750

David M. Shear         -                 -        8,000/              30,250/
                                                 15,000               46,875
- ---------------------------------------

      (1) No shares were acquired in 1994 by the named individuals as a result of the exercise of stock options granted to them by the Company.

      (2) The options granted under the Company's Incentive Stock Option Plans become exercisable 20% after one year from date of grant, an additional 20% after two years, an additional 30% after three years, and the remaining 30% after four years. See footnote 4 as to vesting provisions of nonqualified stock options granted to Mr. Golsen.

      (3) The values are based on the difference between the price of the Company's common stock on the New York Exchange at the close of trading on December 31, 1994 of $6.25 per share and the exercise price of such option. The actual value realized by a named executive on the exercise of these options depends on the market value of the Company's common stock on the date of exercise.

      (4) The amount shown includes 165,000 non-qualified stock options which vest and are exercisable 20% on June 1, 1995, June 1, 1996 and June 1, 1997 with the remaining 40% exercisable June 1, 1998.

OTHER PLANS. The Board of Directors has adopted an LSB Industries, Inc. Employee Savings Plan (the "401(k) Plan") for the employees (including executive officers) of the Company and its subsidiaries, excluding certain (but not all) employees covered under union agreements. The 401(k) Plan is an employee contribution plan, and the Company and its subsidiaries make no contributions to the 401(k) Plan. The amount that an employee may contribute to the 401(k) Plan equals a certain percentage of the employee's compensation, with the percentage based on the employee's income and certain other criteria as required under Section 401(k) of the Internal Revenue Code. The Company or subsidiary deducts the amounts contributed to the 401(k) Plan from the employee's compensation each pay period, in accordance with the employee's instructions, and pays the amount into the 401(k) Plan for the employee's benefit. The Summary Compensation Table set forth above includes any amount contributed and deferred during the 1994 fiscal year pursuant to the 401(k) Plan by the named executive officers of the Company.

      The Company has a death benefit plan for certain key employees. Under the plan, the designated beneficiary of an employee covered by the plan will receive a monthly benefit for a period of ten (10) years if the employee dies while in the employment of the Company or a wholly-owned subsidiary of the Company. The agreement with each employee provides, in addition to being subject to other terms and conditions set forth in the agreement, that the Company may terminate the agreement as to any employee at anytime prior to the employee's death. The Company has purchased life insurance on the life of each employee covered under the plan to provide, in large part, a source of funds for the Company's obligations under the Plan. The Company also will fund a portion of the benefits by investing the proceeds of a policy received by the Company upon the employee's death. The Company is the owner and sole beneficiary of the insurance policy, with the proceeds payable to the Company upon the death of the employee. The following table sets forth the amounts of annual benefits payable to the designated beneficiary or beneficiaries of the executive officers named in the Summary Compensation Table set forth above under the above-described death benefits plan.

                                            Amount of
            Name of Individual            Annual Payment
            ------------------            --------------
            Jack E. Golsen                $175,000
            Barry H. Golsen               $ 30,000
            David R. Goss                 $ 35,000
            Tony M. Shelby                $ 35,000
            David M. Shear                $      0

      In addition to the above-described plans, during 1991 the Company entered into a non-qualified arrangement with certain key employees of the Company and its subsidiaries to provide compensation to such individuals in the event that they are employed by the Company or a subsidiary of the Company at age 65. Under the plan, the employee will be eligible to receive for the life of such employee, a designated benefit as set forth in the plan. In addition, if prior to attaining the age 65 the employee dies while in the employment of the Company or a subsidiary of the Company, the designated beneficiary of the employee will receive a monthly benefit for a period of ten
(10) years. The agreement with each employee provides, in addition to being subject to other terms and conditions set forth in the agreement, that the Company may terminate the agreement as to any employee at any time prior to the employee's death. The Company has purchased insurance on the life of each employee covered under the plan where the Company is the owner and sole beneficiary of the insurance policy, with the proceeds payable to the Company to provide a source of funds for the Company's obligations under the plan.
The Company may also fund a portion of the benefits by investing the proceeds of such insurance policies. Under the terms of the plan, if the employee becomes disabled while in the employment of the company or a wholly-owned subsidiary of the Company, the employee may request the Company to cash-in any life insurance on the life of such employee purchased to fund the Company's obligations under the plan. Jack E. Golsen does not participate in the plan. The following table sets forth the amounts of annual benefits payable to the executive officers named in the Summary Compensation Table set forth above under such retirement plan.

                                            Amount of
      Name of Individual                  Annual Payment
      ------------------                  --------------
      Barry H. Golsen                       $17,480
      David R. Goss                         $17,403
      Tony M. Shelby                        $15,605
      David M. Shear                        $17,822

COMPENSATION OF DIRECTORS. In 1994, the Company compensated each non-management director of the Company for his services in the amount of $4,500. The non-management directors of the Company also received $500 for every meeting of the Board of Directors attended during 1994. Each member of the Audit Committee, consisting of Messrs. Ille, Brown and Shaffer, also received an additional $20,000 for their services in 1994. In addition, the Company paid Mr. Thurman $20,000 as compensation for his services as Chairperson of the Special Projects Committee of the Board of Directors for 1994. Also, as further discussed in "Executive Compensation - Summary Compensation Table", the Company paid to Messrs. J. Golsen, B. Golsen, Goss and Shelby a one-time fee of $100,000 for their services as members of the Board of Directors of Equity Bank during the six years that the Company owned that financial business. Messrs. J. Golsen, B. Golsen, Goss and Shelby are members of the Company's Board of Directors, as well as employees of the Company.

      In September 1993, the Company adopted the 1993 Non-Employee Director Stock Option Plan (the "Outside Director Plan"). The Outside Director Plan authorizes the grant of non-qualified stock options to each member of the Company's Board of Directors who is not an officer or employee of the Company or its subsidiaries. The maximum shares for which options may be issued under the Outside Director Plan will be 150,000 shares (subject to adjustment as provided in the Outside Director Plan). The Company shall automatically grant to each outside director an option to acquire 5,000 shares of the Company's common stock on April 30 following the end of each of the Company's fiscal years in which the Company realizes net income of $9.2 million or more for such fiscal year. The exercise price for an option granted under the Outside Director Plan shall be the fair market value of the shares of common stock at the time the option is granted. Each option granted under the Outside Director Plan, to the extent not exercised, shall terminate upon the earlier of the termination of the outside director as a member of the Company's Board of Directors or the fifth anniversary of the date such option was granted. On April 30, 1994, options to acquire 5,000 shares of common stock were granted under this plan to Messrs. Ille, Brown, Shaffer, Thurman and Ackerman, at a per share exercise price of $9.00. As a result of the Company's financial performance for 1994, the Company will be granting options under the Outside Director Plan for the purchase of 5,000 shares of common stock to each of Messrs. Ille, Brown, Shaffer, Thurman, and Ackerman at the fair market value of the Company's common stock as of the close of business on April 30, 1995.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS. In 1989 and 1991, the Company entered into severance agreements with Jack E. Golsen, Barry H. Golsen, Tony M. Shelby, David R. Goss, David M. Shear and certain other officers of the Company and subsidiaries of the Company.

      Each severance agreement provides (among other things) that if, within twenty-four (24) months after the occurrence of a change in control (as defined) of the Company, the Company terminates the officer's employment other than for cause (as defined) or the officer terminates his employment for good reason (as defined) the Company must pay the officer an amount equal to 2.9 times the officer's base amount (as defined). The phrase "base amount" means the average annual gross compensation paid by the Company to the officer and includable in the officer's gross income during the period consisting of the most recent five (5) year period immediately preceding the change in control. If the officer has been employed by the Company for less than 5 years, the base amount is calculated with respect to the most recent number of taxable years ending before the change in control that the officer worked for the Company.

     The severance agreements provide that a "change in control" means a change in control of the Company of a nature that would require the filing of a Form 8-K with the Securities and Exchange Commission and, in any event, would mean when: (1) any individual, firm, corporation, entity or group (as defined in Section 13(d) (3) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the Company's outstanding voting securities having the right to vote for the election of directors, except acquisitions by: (a) any person, firm, corporation, entity or group which, as of the date of the severance agreement, has that ownership, or (b) Jack E. Golsen, his wife; his children and the spouses of his children; his estate; executor or administrator of any estate, guardian or custodian for Jack E. Golsen, his wife, his children, or the spouses of his children, any corporation, trust, partnership or other entity of which Jack E. Golsen, his wife, children, or the spouses of his children own at least eighty percent (80%) of the outstanding beneficial voting or equity interest, directly or indirectly, either by any one or more of the above-described persons, entities or estates; and certain affiliates and associates of any of the above-described persons, entities or estates; (2) individuals who, as of the date of the severance agreement, constitute the Board of Directors of the Company (the "Incumbent Board") and who cease for any reason to constitute a majority of the Board of Directors except that any person becoming a director subsequent to the date of the severance agreement, whose election or nomination for election is approved by a majority of the Incumbent Board (with certain limited exceptions), will constitute a member of the Incumbent Board; or (3) the sale by the company of all or substantially all of its assets.

     The termination of an officer's employment with the Company "for cause" means termination because of: (a) the mental or physical disability from performing the officer's duties for a period of one hundred twenty (120) consecutive days or one hundred eighty days (even though not consecutive) within a three hundred sixty (360) day period; (b) the conviction of a felony;
(c) the embezzlement by the officer of Company assets resulting in substantial personal enrichment of the officer at the expense of the Company; or (d) the willful failure (when not menatally or physically disabled) to follow a direct written order from the Company's Board of Directors within the reasonable scope of the officer's duties performed during the sixty (60) day period prior to the change of control.

     The termination of an officer's employment with the Company for "good reason" means termination because of (a) the assignment to the officer of duties inconsistent with the officer's position, authority, duties or responsibilities during the sixty (60) day period immediately preceding the change in control of the Company or any other action which results in the diminishment of those duties, position, authority, or responsibilities; (b) the relocation of the officer; (c) any purported termination by the Company of the officer's employment with the Company otherwise than as permitted by the severance agreement; or (d) in the event of a change in control of the Company, the failure of the successor or parent company to agree, in form and substance satisfactory to the officer, to assume (as to a successor) or guarantee (as to a parent) the severance agreement as if no change in control had occurred.

     Each severance agreement runs until the earlier of: (a) three years after the date of the severance agreement, or (b) the officer's normal retirement date from the Company. However, beginning on the first anniversary of the severance agreement and on each anniversary thereafter, the term of the severance agreement automatically extends for an additional one-year period, unless the Company gives notice otherwise at least sixty (60) days prior to the anniversary date.

     Effective June 1, 1994, the Company extended until June 1, 1999, the option period of a nonqualified stock option previously granted to Jack E. Golsen for the purchase of 165,000 shares of the Company's common stock at an exercise price of $2.625 per share (the "Extended NQSO"). The Extended NQSO vests and become exercisable at twenty percent (20%) per year on June 1, 1995, 1996, and 1997, and the remaining forty percent (40%) becomes exercisable on June 1, 1998. The terms of the Extended NQSO provide, in part, that the Extended NQSO shall become immediately exercisable upon a change in control of the Company. A "change in control" for purposes of the Extended NQSO, shall be deemed to have occurred upon any of the following events: (i) consummation of any of the following transactions: any merger, recapitalization, or other business combination of the Company pursuant to which the Company is the non-surviving corporation, unless the majority of the holders of common stock immediately prior to such transaction will own at least fifty percent (50%) of the total voting power of the then outstanding securities of the surviving corporation immediately after such transaction;
(ii) a transaction in which any person, corporation, or other entity (A) shall purchase any common stock pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors or (B) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing fifty percent (50%) or more of the total voting power of the then outstanding securities of the Company; or (iii) if, during any period of two (2) consecutive years, individuals who, at the beginning of such period, constituted the entire Board of Directors and any new director whose election by the Board of Directors, or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election by the stockholders was previously approved, cease for any reason to constitute a majority thereof.

     Under the Company's 1993 Stock Option and Incentive Plan (the "1993 Plan"), the executive officers of the Company may be granted options to purchase the Company's common stock, stock appreciation rights ("SAR"), and limited stock appreciation rights ("LSAR"). Under the terms of the 1993 Plan, upon a "change in control" of the Company, each outstanding stock option, SAR and LSAR granted under the 1993 Plan shall become immediately exercisable in full, notwithstanding the vesting or exercise provisions, if any, contained in the agreement between the Company and the individual setting forth the terms and conditions of the stock option, SAR, or LSAR awarded to such individual. For purposes of the 1993 Plan, the definition of a "change in control" is substantially the same as described above with respect to the Extended NQSO.
As of the Record Date, no stock options, SARs or LSARs have beeen awarded under the 1993 plan.

COMPENSATION COMMITTEE INTERLOCS AND INSIDER PARTICIPATION. The Company's Executive Salary Review Committee (the "Committee") has the authority to set the compensation of all officers of the Comapny. This Committee generally considers and approves the recommendations of the President for all officers of the Company except the President. The Commmittee sets the compensation of the President and Chief Executive Officer of the Company, taking into account the factors noted below under the "Report of Executive Salary Review Committee". The members of the Executive Salary Review Committee are the following non-management directors: Robert C. Brown, M.D., Jerome D. Shaffer, M.D., and Bernard G. Ille. During 1994, the Executive Salary Review Committee had one meeting.

            See "Compensation of Directors" for information concerning compensation paid and options granted to non-employee directors of the Company during 1994 for services as a director to the Company.


REPORT OF EXECUTIVE SALARY REVIEW COMMITTEE. The following report by the Executive Salary Review Committee required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement shall not be considered incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under such Acts.

General.

      The Executive Salary Review Committee ("Committee") is presently comprised of three (3) directors of the Company, who are not current or former employees of the Company. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions". The Committee is responsible for reviewing and approving the compensation paid to executive officers of the Company, including the President-Chief Executive Officer.

Compensation Policy for Executive Officers.

      Although the Committee has not established specific quantitative compensation policies for executive officers of the Company, including the President-Chief Executive Officer, the Committee reviews each executive officer's performance on behalf of the Company during the last preceding year in establishing the executive officer's bonus for such year, if any, and any increase or decreases to such executive officers' compensation for the next year. The guiding principle of the Committee is based on the following objectives: (i) to attract and retain qualified executives in a highly competitive environment who will play significant roles in achieving the Company's goals; (ii) to reward executives for strategic management and the long-term enhancement of shareholder value; and , (iii) to create a performance-oriented environment that rewards performance with respect to financial and operational goals of the Company. The key elements of the Company's executive compensation program have consisted of a base salary, bonus and stock options.

      As to the compensation (salary and bonus) paid or payable to executive officers, other than the President-Chief Executive Officer, the President-Chief Executive Officer makes a recommendation to the Committee. The Committee considers such recommendation and generally approves the recommendation. The President-Chief Executive Officer's recommendation with respect to base salary and the Committee's approval or disapproval of such recommendation is primarily based on the three objectives set forth above. With respect to bonus compensation, such recommendation by the President and Chief Executive Officer and approval is closely tied to the individual's performance and the Company's financial performance.

      Jack E. Golsen has been President and Chief Executive Officer of the Company since its formation in 1969. In setting Mr. Golsen's salary and bonus, the Committee takes into account shareholder value, which he helped create, and the fact that Mr. Golsen initiated and continues to spearhead the strategy of expanding and diversifying the Company through internal growth, acquisitions, redeployment of assets and personnel and development of international markets. Due to losses sustained by the Company in 1990 and 1991, increases in Mr. Golsen's annual salary for 1991 and 1992 were nominal. Mr. Golsen's annual base salary was increased approximately $20,000 from 1992 to 1993 and approximately $50,000 from 1993 to 1994. The reason for these increases was in part to reward Mr. Golsen for his management in assisting the Company in it's substantial improvement in earnings in 1992 over 1991 and 1993 over 1992. The Committee considers these increases to Mr. Golsen's annual base salary to be consistent with the above goals.

      Bonuses, if any, are paid to executive officers in arrears for performance during the previous fiscal year. Jack E. Golsen received bonuses for fiscal year 1991 of $60,000, fiscal year 1992 of $100,000 and fiscal year 1993 of $150,000 as a result of the substantial improvement by the Company in each of 1991, 1992, and 1993 over the previous year due, in part, to the efforts of Mr. Golsen. The Committee considers these bonuses to be consistent with the goals set forth above.

      In June, 1994, the Committee granted a one time fee to each of Barry H. Golsen, Jack E. Golsen, David R. Goss, Jim D. Jones, and Tony M. Shelby, executive officers of the Company, of $100,000 for their non-compensated services as directors of Equity Bank for Savings, F.A. ("Equity Bank") from the time of Equity Bank's acquisition by the Company in March, 1988, until Equity Bank was sold by the Company in May, 1994. The Committee considered that their service as directors of Equity Bank were important factors in the growth of Equity Bank from 1988, to May, 1994, and their contribution assisted the Company in selling Equity Bank for approximately $92 million and a pre-tax profit of approximately $24.2 million.

      The Company has had a practice of granting stock options to the President-Chief Executive Officer and other executive officers. This practice is founded on the belief that stock options offer executive officers a valuable incentive to achieve increased profitability of the Company in order to enhance shareholder value. There are no specific factors used to determine the number of options granted or to the timing of such grants; however, certain criteria are considered such as length of service, level of responsibility, and the achievement of the Company's earnings objective.

                        Members of the Committee:
                        -------------------------
                        Bernard G. Ille. Chairman
                        Robert C. Brown, M.D.
                        Jerome D. Shaffer, M.D.


Five Year Total Shareholder Return Graph. Due to the constraints of the EDGAR system, the performance graph (in a line graph format) has been omitted. The following table has been provided to take its place in the EDGAR filing. The following table compares the yearly percentage change in the cumulative total shareholder return assuming reinvestment of dividends, if any, of (i) the Company, (ii) a composite index ("Peer Group No. 1") comprised of a peer group of entities from two distinct industries which represent the Company's two primary lines of business (Chemical and Environmental Control), and (iii) a composite index ("Peer Group No. 2") comprised of a peer group of entities from three distinct industries which represented the Company's three primary lines of business (Chemical, Environmental Control and Financial Services) prior to the sale, in 1994, of the Company's Financial Services Business, (iv) the New York Stock Exchange Market Value Index ("NYSE MVI") and (v) the American Stock Exchange Market Value Index ("AMEX MVI"). The Graph set forth below covers the period from year end 1989 through year end 1994.

                                    FISCAL YEAR ENDING
                                    ------------------
                     1989    1990      1991     1992    1993     1994
                     ----    ----      ----     ----    ----     ----
  LSB IND., INC.      100    71.43     71.43   392.86  560.45   362.49
  PEER GROUP NO. 1    100   100.74    133.58   137.60  158.19   157.24
  PEER GROUP NO. 2    100    91.86    131.41   146.12  168.73   160.89
  NYSE MVI            100    95.92    124.12   129.96  147.56   144.69
  AMEX MVI            100    84.80    104.45   105.88  125.79   111.12

  Assumes $100 invested at year-end 1989 in the Company, Peer Group No. 1, Peer Group No. 2, the NYSE MVI and the AMEX MVI.

  Peer Group No. 1 and Peer Group No. 2 (the "Composite Indexes") were developed for the Company by Media General Financial Services and are comprised of certain companies that have Standard Industrial Classification ("SIC") codes which the Company believes correspond to the Company's primary lines of business after and before the sale of the Company's Financial Services business in May, 1994, respectively. The companies which comprise Peer Group No. 1 and Peer Group No. 2 are listed on Exhibit "A" and Exhibit "B" to this Proxy Statement, respectively. Peer Group No. 1 is comprised of
(a) chemical companies having SIC codes 102 (sulfuric and nitrate) and 103 (specialty chemicals); and (b) environmental control companies having SIC code 059 (plumbing, heating, and air conditioning), and is provided for comparison to the Company's two primary lines of business -- Chemical and Environmental. Peer Group No. 2 is comprised of financial institutions having SIC code 54 (savings and loan) in addition to the companies comprising Peer Group No. 1, and is provided for comparison to the Company's three primary lines of business -- Financial Services, Chemical and Environmental -- that existed prior to the sale of the Financial Services Business in May, 1994. The NYSE MVI line is provided as a result of the Company's common stock being listed on the New York Stock Exchange as of August, 1994. The AMEX MVI line is provided as a result of the Company's common stock being listed on the American Stock Exchange until August, 1994, when the Company's common stock became listed on the New York Stock Exchange. Pursuant to the rules of the Securities and Exchange Commission, comparisons to the AMEX MVI line and the Peer Group No. 2 line are provided because such lines were included in the Performance Graph contained in the Company's Proxy Statement for its 1994 Annual Meeting of Shareholders. Each of the lines of business is weighted equally in the Composite Indexes. The Company has been advised that the cumulative total return of each component company has been weighted according to the respective company's stock market capitalization. In light of the Company's unique industry diversification, the Company believes that the Composite Indexes represent appropriate peer groups for comparison to the Company.

     The above Five-Year Total Shareholder Return Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be soliciting material or to be filed under such Acts.


                     SELECTION OF INDEPENDENT AUDITORS


  The Board of Directors, based on the recommendation of the Audit Committee, has reappointed the firm of Ernst & Young, certified public accountants, as the Company's auditors for 1995, subject to the approval and ratification by the stockholders. Ernst & Young (or its predecessor, Arthur Young & Company) has served as the Company's auditors for a period in excess of five (5) years, including the fiscal year most recently completed.

  In line with past practices, it is expected that one or more representatives of Ernst & Young will attend the Annual Meeting and will be available to respond to appropriate questions or make a statement should they desire to do so.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL AND
RATIFICATION OF THE REAPPOINTMENT OF ERNST & YOUNG


                               OTHER MATTERS


  The Board of Directors knows of no other matters which may come before the Annual Meeting. If any other business properly comes before the meeting, the persons named in the proxy will vote with respect to that matter in accordance with their best judgment.

  Pursuant to the Bylaws of the Company, only such business shall be conducted at the Annual Meeting as shall have been brought before the meeting
(i) by or at the direction of the Board of Directors of the Company, or (ii) by any stockholder of the company who is entitled to vote at the Annual Meeting and who complies with the following notice requirements. No business may be properly brought before the Annual Meeting by a stockholder unless the stockholder gives written notice to the Secretary of the Company of the business to be presented at the Annual Meeting not less than fifty (50) days prior to the date of the Annual Meeting (or in the event that less than sixty
(60) days notice, or public disclosure of the date of the Annual Meeting, is given or made to stockholders, written notice by the stockholder must be received by the Secretary of the Company not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or public disclosure was made). The written notice must set forth: (i) a brief description of the business desired to be presented before the Annual Meeting and reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (iii) the class and number of shares of the Company's voting stock beneficially owned by such stockholder, and (iv) any material interest of such stockholder in such business.

                              LSB INDUSTRIES, INC.
                              BY ORDER OF
                              THE BOARD OF DIRECTORS

                              David M. Shear
                              Secretary
DATE:  May 5, 1995

                                EXHIBIT "A"

AIRGAS INC
ALCIDE CP
AMERICAN COLLOID CO
ARMOR ALL PRODUCTS CP
BALCHEM CP
BETZ LABORATORIES INC
BUFFELSFONTEIN GOLD MIN
CAMBREX CP
CHEMED CP
CONTINENTAL MATERIALS CP
CROMPTON & KNOWLES
DANAHER CP
DETREX CP
DEXTER CP
DURIRON INC
DWYER GROUP INC
ECOGEN INC
FERRO CP
FIRST MISSISSIPPI CP
FLAMEMASTER CP
FREEPORT MCMORAN INC
FREEPORT MCMORAN RSC PRT
FULLER, H.B. CO
GLOBAL CASINOS INC
GREAT AMER MGMT & INV
GREAT LAKES CHEMICAL CP
HAWKINS CHEMICAL INC
HIGH PLAINS CP
HUNTINGDON INT HLDG ADR
ICC TECHNOLOGIES INC
IMC GLOBAL INC
INSITUFORM MID-AMER INC
INTERNAT FLAVORS & FRAG
IVAX CP
JONES PLUMBING SYSTEMS
KINARK CP
LANCER CP
LAWTER INTERNATIONAL INC
LEARONAL INC
LESCO INC
LOCTITE CP
LUBRIZOL CP
MACDERMID INC
MASCO CP
MELAMINE CHEMICALS INC
MESTECK INC
METALCLAD CP
MONTEDISON S P A ADR ORD
MORTON INTERNAT INC
MYCOGEN CP
NALCO CHEMICAL CO
NCH CP
NORSK HYDRO AS ADR
NOVELLUS SYSTEMS INC
NU-WEST IND
NUCLEAR METALS INC
P&F IND CL A
PENWEST LTD
PETROLITE CP
POLYDEX PHARMACEUTICALS
QUAKER CHEMICAL CP
RICH COAST RSCS LTD
ROTO-ROOTER INC
SCOTSMAN IND INC
SCOTT'S LIQUID GOLD INC
SIGMA-ALDRICH CP
STAKE TECHNOLOGY LTD
STANDEX INTERNAT CP
SYNTHETECH INC
TEAM INC
TECUMSEH PRODUCTS CL B
TERRA IND
THIOKOL CP
UNITED STATES FILTER CP
UNIVAR CP
VALHI INC
W D-40 CO
WATSCO INC
WATSCO INC CL B



                                                                EXHIBIT "B"

AHMANSON, H.F. & CO
AIRGAS INC
ALCIDE CP
AMERIANA BANCORP
AMERICAN BANK CT
AMERICAN COLLOID CO
ARISTOTLE CP
ARMOR ALL PRODUCTS CP
BALCHEM CP
BANCORP CONNECTICUT INC
BANCORP OF NEW JERSEY
BANKATLANTIC BANCORP INC
BANKERS FIRST CP
BANKUNITED FINANCIAL A
BAY VIEW CAPITAL CP
BETZ LABORATORIES INC
BUFFELSFONTEIN GOLD MIN
CALIFORNIA FED BK FSB A
CALIFORNIA FIN HLDG CO
CAMBREX CP
CENTER BANKS INC
CENTRAL JERSEY FIN CP
CFX CP
CHARTER FEDERAL SAV BANK
CHARTER ONE FINANCIAL
CHEMED CP
CHESTER VALLEY BANCORP
CITADEL HOLDING CP
COAST SAVINGS FINANCIAL
COLUMBIA FIRST BANK FSB
COMMERCIAL FEDERAL CP
CONSERVATIVE SAVINGS CP
CONTINENTAL MATERIALS CP
CROMPTON & KNOWLES
CSF HOLDINGS INC
D&N FINANCIAL CP
DANAHER CP
DEERBANK CP
DETREX CP
DEXTER CP
DIME BANCORP INC
DOWNEY FINANCIAL CP
DS BANCOR INC
DURIRON INC
DWYER GROUP INC
EAGTLE BANCORP INC
EAGLE BANCSHARES INC
EAGLE FINANCIAL CP
EASTERN BANCORP INC
ECOGEN INC
F.F.O. FINANCIAL GROUP
FALLS FINANCIAL GROUP
FALL FINANCIAL INC
FERRO CP
FIDELITY BANCORP INC
FIDELITY FEDERAL BANCORP
FIRST CITIZENS FIN CP
FIRST FED CAPITAL CP
FIRST FED OF ALABAMA
FIRST FED S&L E HARTFORD
FIRST FIN CP
FIRST FIN HOLDINGS
FIRST FRANKLIN CP
FIRST HARRISBURG BANCORP
FIRST HOME SAVINGS BANK
FIRST INDIANA CP
FIRST LIBERTY FINANCIAL
FIRST MISSISSIPPI CP
FIRST NORTHRN SVGS BK
FIRST REPUBLIC BANCORP
FIRST SAVINGS BANK N.M.
FIRST STATE FIN SVCS
FIRSTAR CP
FIRSTFED FINANCIAL CP
FIRSTFED FINANCIAL SVCS
FIRSTFED MICHIGAN CP
FLAG FINANCIAL CP
FLAMEMASTER CP
FLORIDA FIRST FED SVG BK
FMS FINANCIAL CP
FRAMINGHAM SAVINGS BANK
FRANKLIN BANK STHFLD MI
FREEPORT MCMORAN INC
FREEPORT MCMORAN RSC PRT
FULLER, H.B. CO
GLACIER BANCORP INC
GLOBAL CASINOS INC
GOLDEN WEST FINANCIAL
GREAT AMER MGMT & INV
GREAT LAKES CHEMICAL CP
GREAT SOUTHERN BANCORP
GREAT WESTERN FINANCIAL
GREATER NEW YORK SAV BNK
HARLEYSVILLE SAVINGS BK
HAVERFIELD CP
HAWKINS CHEMICAL INC
HAWTHORNE FINANCIAL CP
HIGH PLAINS CP
HOME FED BANCORP SEY IN
HOME FED FINANCIAL
HOME PORT BANCORP INC
HUNTINGDON INT HLDG ADR
ICC TECHNOLOGIES INC
IMC GLOBAL INC
INDIANA FEDERAL CP
INSITUFORM MID-AMER INC
INTERNAT FLAVORS & FRAG
IROQUOIS BANCORP INC
IVAX CP
JONES PLUMBING SYSTEMS
KINARK CP
LAKELAND FIRST FIN GR
LANCER CP
LAUREL CAPITAL GROUP INC
LAWTER INTERNATIONAL INC
LEARONAL INC
LESCO INC
LOCTITE CP
LOYOLA CAPITAL CP
LUBRIZOL CP
MACDERMID INC
MARYLAND FEDERAL BANCORP
MASCO CP
MELAMINE CHEMICALS INC
MESTEK INC
METALCLAD CP
METROPOLITAN FINANCIAL
MONTEDISON S P A ADR ORD
MORTON INTERNAT INC
MYCOGEN CP
NALCO CHEMICAL CO
NCH CP
NEW HAMP THRIFT BANCSHRS
NEW HORIZONS S&L ASSN
NEW YORK BANCORP INC
NEWNAN SAVINGS BANK GA
NFS FINANCIAL CP
NORSK HYDRO AS ADR
NORTH AMER SAV BK FSB
NORTHBAY FINANCIAL CP
NORTHEAST FEDERAL CP
NOVELLUS SYSTEMS INC
NU-WEST IND
NUCLEAR METALS INC
ORIENTAL BANK & TRUST PR
P&F IND CL A
PALFED INC
PAMRAPO BANCORP INC
PARKVALE FINANCIAL CP
PENWEST LTD
PEOPLES BANK BRIDGEPT CT
PETROLITE CP
POLYDEX PHARMACEUTICALS
PONCEBANK
PROVIDENT BANKSHARES CP
PULSE BANCORP INC
QUAKER CHEMICAL CP
RAILROAD FINANCIAL CP
REPUBLIC SECURITY FIN CP
RICH COAST RSCS LTD
ROOSEVELT FINANCIAL GR
ROTO-ROOTER INC
FS FINANCIAL CP
SAINT PAUL BANCORP INC
SCOTSMAN IND INC
SCOTT'S LIQUID GOLD INC
SEABORAD BANCORP INC
SECURITY BANCORP
SECURITY FIRST CP
SFFED CP
SHELTON BANCORP INC
SIGMA-ALDRICH CP
SOVEREIGN BANCORP INC
STAKE TECHNOLOGY LTD
STANDARD FEDERAL BANK MI
STANDEX INTERNAT CP
SUNCOAST S&L ASSOC FSA
SYNTHETECH INC
TCF FINANCIAL CP
TEAM INC
TECUMSEH PRODUCTS CL B
TERRA IND
THIOKOL CP
UNIONFED FINANCIAL CP
UNITED FED SAV ROCKY MT
UNITED FINANCIAL CP SC
UNITED STATES FILTER CP
UNIVAR CP
UNSL FINANCIAL CP
VALHI INC
VALLEY FED SVG BANK AL
VIRGINIA BEACH FED FIN
W D-40 CO
WARREN BANCORP INC
WASHINGTON FEDERAL INC
WASHINGTON MUTUAL INC
WATSCO INC
WATSCO INC CL B
WEBSTER FINANCIAL CP
WESCO FINANCIAL CP
WESTCORP INC CA
WESTERNBANK PEURTO RICO
YORK FINANCIAL CP